                                                                    Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors of
First Focus Funds, Inc.:


We consent to the use of our report dated May 22, 2006 for First Focus Funds, Inc., incorporated by reference herein, and to the references to our firm under the headings "First Focus Funds Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP


Columbus, Ohio
July 27, 2006